Exhibit 4.1

Form of Common Stock Certificate

Certificate	No. of Shares

____________	____________

Bank Building Corporation

Bassett, Virginia 24055

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

This certifies that ______________________________________ is the owner of __________ shares FULLY PAID AND NON-ASSESSABLE SHARES of the Common Capital Stock of

Bank Building Corporation

hereinafter called the company, transferable only on the books of the company by the holder hereof in person, or by duly authorized attorney, upon the surrender of this certificate properly endorsed.

The amount of common capital stock is set forth on the books of the company. The par value of the shares of said stock is set forth in the Articles of Incorporation of the company and the amendments thereto, which are hereby expressly incorporated herein by reference.

In Witness Whereof, the company has caused this certificate to be signed by its duly authorized officers, and its seal to be hereunto affixed.

Dated _____________________, 19_____.

President

Treasurer

Certificate

For _______________ Shares

Issued to

Dated ________________ 19___

From Whom Transferred

Dated ________________ 19___

No. Original Certificate	No. Original Shares	No. of Shares Transferred

Received Certificate No. _______

For _______________ Shares

This ____ day of ______ 19 ____

For value received, _______________________________________ hereby sell, assign and transfer unto _____________________,

____________ shares of the Common Capital Stock represented by the within certificate, and do hereby irrevocably constitute and appoint _____________________________, attorney, to transfer the said stock on the books of the within-named company, with full power of substitution in the premises.

Dated_____________, 19_______.

_______________________________________ [L.S.]

In the presence of

__________________________

Stock

Certificate

Bank Building Corporation